EXHIBIT 99.1

August 4, 2021

EOG Resources Reports Second Quarter 2021 Results

HOUSTON – (PR Newswire) – EOG Resources, Inc. (EOG) today reported second quarter 2021 results. The attached supplemental financial tables and schedules for the reconciliation of non-GAAP measures to GAAP measures and related definitions, along with a related presentation, are also available on EOG's website at http//investors.eogresources.com/investors.

Key Financial Results

In millions of USD, except per-share and ratio data

		2Q 2021	1Q 2021	2Q 2020
GAAP	Total Revenue	4,139	3,694	1,103
	Net Income (Loss)	907	677	(910)
	Net Income (Loss) Per Share	1.55	1.16	(1.57)
	Net Cash Provided by Operating Activities	1,559	1,870	88
	Total Expenditures	1,089	1,067	534
	Current and Long-Term Debt	5,125	5,133	5,724
	Cash and Cash Equivalents	3,880	3,388	2,417
	Debt-to-Total Capitalization	19.7%	19.8%	21.9%
Non- GAAP	Adjusted Net Income (Loss)	1,012	946	(131)
	Adjusted Net Income (Loss) Per Share	1.73	1.62	(0.23)
	Discretionary Cash Flow	2,030	2,010	672
	Cash Capital Expenditures before Acquisitions	972	945	478
	Free Cash Flow	1,058	1,065	194
	Net Debt	1,245	1,745	3,307
	Net Debt-to-Total Capitalization	5.6%	7.8%	14.0%

Second Quarter 2021 Highlights

- Earned adjusted net income of $1.0 billion, or $1.73 per share
- Generated over $1.0 billion of free cash flow
- Capital expenditures below low end of guidance range driven by sustainable cost reductions
- Increased full-year well cost reduction target to 7% from 5%
- Oil production above high end of guidance range
- Total per-unit cash operating costs 3% below guidance midpoint
- Achieved strong ESG performance in 2020 driven by technology and innovation, positioning EOG ahead of pace to meet near-term ESG targets

2Q21 Press Release 1

Second Quarter 2021 Highlights

Volumes and Capital Expenditures

	2Q 2021	2Q 2021 Guidance Midpoint	1Q 2021	2Q 2020
Wellhead Volumes				
Crude Oil and Condensate (MBod)	448.6	443.0	431.0	331.1
Natural Gas Liquids (MBbld)	138.5	132.5	124.3	101.2
Natural Gas (MMcfd)	1,445	1,386	1,342	1,147
Total Crude Oil Equivalent (MBoed)	**828.0**	**806.5**	**778.9**	**623.4**
Cash Capital Expenditures before Acquisitions ($MM)	**972**	**1,100**	**945**	**478**

From William R. "Bill" Thomas, Chairman and Chief Executive Officer

"EOG is consistently delivering strong results. Our talented employees, supported by our unique culture, have risen to meet the double-premium investment standard in every aspect of the business. Outstanding operating execution, strong well productivity and lower well costs resulted in higher production and lower capital expenditures compared with our plan. We further lowered operating costs while our differentiated marketing strategy captured premium product prices.

"As a result, we generated a second consecutive quarter of record-level free cash flow. Our longstanding free cash flow priorities remain intact. We have already committed to return $1.5 billion of cash to shareholders in 2021 through regular and special dividends, including $820 million paid on July 30. Returning cash to shareholders remains a priority as we generate additional free cash flow during the second half of the year.

"EOG's industry-leading execution extends to our environmental performance, where we are driving meaningful reductions in GHG and methane emissions intensity. We have almost completely eliminated routine flaring and continue to increase the percentage of recycled water used in our operations. Our entrepreneurial culture fosters new technology and innovations to further enhance our performance. Our successful closed-loop gas capture pilot is being expanded to additional locations. And we recently initiated a carbon capture and storage pilot project. Our goal remains to be among the lowest cost, highest return and lowest emissions producers and to play a significant role in the long-term future of energy.

"Our outstanding second quarter results are a testament to EOG's special culture. EOG has never been in better shape and we are getting even better. With the momentum we are building from the shift to double premium, I am confident the company will continue to make significant improvements in the years ahead."

2Q21 Press Release 2

Second Quarter 2021 Financial Performance

Adjusted Earnings per Share 2Q 2021 vs 1Q 2021

$1.62
$0.06
($0.22)
$0.13
$0.13
$0.01
$1.73
1Q 2021
Prices
Hedges
Volumes
Per-Unit Costs
Other
2Q 2021

Prices and Hedges
Overall crude oil equivalent prices increased slightly in 2Q, with higher crude oil and NGL prices partially offset by lower natural gas prices. Cash paid for hedge settlements increased to $193 million in 2Q compared with payments of $30 million in 1Q.

Volumes
Total company crude oil production of 448,600 Bopd was above the high end of the guidance range and 4% more than 1Q, which was impacted by adverse weather. NGL production was 11% higher and natural gas production was 8% higher, contributing to an overall 6% increase in total company equivalent volumes.

Per-Unit Costs
Total per-unit cash operating costs in 2Q were 3% below the midpoint of the guidance range, and lower compared with 1Q, due to reductions in lease and well costs from compression savings and gathering and processing costs from lower fuel and power rates.

Change in Cash 2Q 2021 vs 1Q 2021
$Billions

3.4
2.03
(0.97)
(0.4)
(0.2)
0.1
3.9
$1.06 Bn Free Cash Flow
Beg 2Q 2021
DCF
Capex
Working Capital
Dividend
Acq. & Divest.
End 2Q 2021

Free Cash Flow
EOG generated discretionary cash flow (net cash provided by operating activities before exploration costs and changes in working capital) of $2.03 billion in 2Q. The company incurred $972 million of cash capital expenditures before acquisitions, resulting in $1.06 billion of free cash flow.

Capital Expenditures
Cash capital expenditures before acquisitions of $972 million were below the low end of the guidance range due to lower well costs from sustainable efficiency improvements. Faster drilling times, more efficient completion operations and lower-cost sand and water sourcing contributed to lower overall well costs. As a result, EOG has increased its full-year well cost reduction target to 7% from 5%.

2Q21 Press Release 3

Second Quarter 2021 Operating Performance

Cash Operating Costs

$ per Boe

11.02
9.82
9.34
10.28
10.00
9.71
G&A
G&P
Trans
LOE
2.32
1.71
2.67
4.32
1.89
1.74
2.74
3.45
1.54
1.62
2.64
3.54
1.57
1.98
2.88
3.85
1.55
1.85
2.80
3.80
1.59
1.70
2.84
3.58
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021 Guidance Midpoint
2Q 2021

Depreciation, Depletion and Amortization

$ per Boe

12.46
12.49
11.81
12.84
12.30
12.13
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021 Guidance Midpoint
2Q 2021

Lease and Well
Per-unit LOE costs were $0.22 below the 2Q 2021 guidance midpoint, primarily due to lower costs for compression, water handling and lease upkeep.

Transportation, Gathering and Processing
Per-unit transportation costs in 2Q were similar to 1Q and within the guidance range. Gathering and processing costs on a per-unit basis declined 14% compared with 1Q, driven by declines in fuel and power prices from elevated winter levels.

General and Administrative
G&A costs on a per-unit basis were in-line with 1Q 2021 and within the guidance range.

Depreciation, Depletion and Amortization
Per-unit DD&A costs in 2Q were below the target and down 6% compared with 1Q due to the addition of reserves from new wells at lower finding costs.

2Q21 Press Release 4

Second Quarter 2021 Results vs Guidance

	2Q 2021	2Q 2021 Guidance Midpoint	Variance	1Q 2021	4Q 2020	3Q 2020	2Q 2020
Crude Oil and Condensate Volumes (MBod)							
United States	446.9	441.0	5.9	428.7	442.4	376.6	330.9
Trinidad	1.7	1.9	(0.2)	2.2	2.3	1.0	0.1
Other International	0.0	0.1	(0.1)	0.1	0.1	0.0	0.1
Total	448.6	443.0	5.6	431.0	444.8	377.6	331.1
Natural Gas Liquids Volumes (MBbld)							
Total	138.5	132.5	6.0	124.3	141.4	140.1	101.2
Natural Gas Volumes (MMcfd)							
United States	1,199	1,160	39	1,100	1,075	1,008	939
Trinidad	233	210	23	217	192	151	174
Other International	13	16	(3)	25	25	31	34
Total	1,445	1,386	59	1,342	1,292	1,190	1,147
Total Crude Oil Equivalent Volumes (MBoed)	828.0	806.6	21.4	778.9	801.5	716.0	623.4
Total MMBoe	75.3	73.4	1.9	70.1	73.7	65.9	56.7
Benchmark Price							
Oil (WTI) ($/Bbl)	66.06			57.80	42.67	40.94	27.85
Natural Gas (HH) ($/Mcf)	2.83			2.69	2.65	1.94	1.73
Crude Oil and Condensate - above (below) WTI ($/Bbl)							
United States	0.10	0.25	(0.15)	0.27	(0.81)	(0.75)	(7.45)
Trinidad	(9.80)	(11.50)	1.70	(8.03)	(9.76)	(15.53)	(27.25)
Other International	(10.50)	(8.50)	(2.00)	(19.19)	(6.77)	(15.65)	20.93
Natural Gas Liquids - Realizations as % of WTI	44.1%	40.0%	4.1%	48.5%	41.1%	35.0%	36.6%
Natural Gas - above (below) NYMEX Henry Hub ($/Mcf)							
United States	0.16	(0.20)	0.36	2.83	(0.36)	(0.45)	(0.62)
Natural Gas Realizations ($/Mcf)							
Trinidad	3.37	3.35	0.02	3.38	3.57	2.35	2.13
Other International	5.69	5.65	0.04	5.66	5.47	4.73	4.36
Total Expenditures (GAAP) ($MM)	1,089			1,067	1,107	646	534
Capital Expenditures (non-GAAP) ($MM)	972	1,100	(128)	945	828	499	478
Operating Unit Costs ($/Boe)							
Lease and Well	3.58	3.80	(0.22)	3.85	3.54	3.45	4.32
Transportation Costs	2.84	2.80	0.04	2.88	2.64	2.74	2.67
General and Administrative	1.59	1.55	0.04	1.57	1.54	1.89	2.32
Gathering and Processing	1.70	1.85	(0.15)	1.98	1.62	1.74	1.71
Cash Operating Costs	9.71	10.00	(0.29)	10.28	9.34	9.82	11.02
Depreciation, Depletion and Amortization	12.13	12.30	(0.17)	12.84	11.81	12.49	12.46
Expenses ($MM)							
Exploration and Dry Hole	49	45	4	44	40	51	27
Impairment (GAAP)	44			44	143	79	305
Impairment (excluding certain impairments (non-GAAP))	43	70	(27)	43	57	52	66
Capitalized Interest	8	8	0	8	7	7	8
Net Interest	45	48	(3)	47	53	53	54
Taxes Other Than Income (% of Wellhead Revenue)	6.9%	7.0%	(0.1%)	6.7%	5.1%	7.2%	9.4%
Income Taxes							
Effective Rate	19.3%	22.5%	(3.2%)	23.2%	21.1%	19.2%	20.6%
Deferred Ratio	(45%)	8%	(53%)	(18%)	60%	330%	107%

2Q21 Press Release 5

Third Quarter and Full-Year 2021 Guidance[1]

(Unaudited)

See "Endnotes" below for related discussion and definitions.	3Q 2021 Guidance Range			FY 2021 Guidance Range			2020 Actual	2019 Actual
Crude Oil and Condensate Volumes (MBod)								
United States	440.0	-	447.0	437.0	-	445.0	408.1	455.5
Trinidad	0.5	-	1.5	1.0	-	1.8	1.0	0.6
Other International	0.0	-	0.0	0.0	-	0.2	0.1	0.1
Total	440.5	-	448.5	438.0	-	447.0	409.2	456.2
Natural Gas Liquids Volumes (MBbld)								
Total	135.0	-	145.0	130.0	-	140.0	136.0	134.1
Natural Gas Volumes (MMcfd)								
United States	1,150	-	1,250	1,150	-	1,250	1,040	1,069
Trinidad	195	-	225	200	-	230	180	260
Other International	0	-	0	5	-	15	32	37
Total	1,345	-	1,475	1,355	-	1,495	1,252	1,366
Crude Oil Equivalent Volumes (MBoed)								
United States	766.7	-	800.3	758.7	-	793.3	717.5	767.8
Trinidad	33.0	-	39.0	34.3	-	40.1	30.9	44.0
Other International	0.0	-	0.0	0.8	-	2.7	5.4	6.2
Total	799.7	-	839.3	793.8	-	836.1	753.8	818.0
Benchmark Price								
Oil (WTI) ($/Bbl)							39.40	57.04
Natural Gas (HH) ($/Mcf)							2.08	2.62
Crude Oil and Condensate Differentials - above (below) WTI[2] ($/Bbl)								
United States	(0.20)	-	0.80	(0.20)	-	0.80	(0.75)	0.70
Trinidad	(8.50)	-	(6.50)	(10.50)	-	(8.50)	(9.20)	(9.88)
Natural Gas Liquids - Realizations as % of WTI								
Total	45%	-	55%	42%	-	52%	34.0%	28.1%
Natural Gas Differentials - above (below) NYMEX Henry Hub[3] ($/Mcf)								
United States	0.10	-	0.50	0.70	-	0.90	(0.47)	(0.40)
Natural Gas Realizations ($/Mcf)								
Trinidad	3.10	-	3.60	3.10	-	3.60	2.57	2.72
Total Expenditures (GAAP) ($MM)							4,113	6,900
Capital Expenditures[4] (non-GAAP) ($MM)	900	-	1,100	3,700	-	4,100	3,490	6,234
Operating Unit Costs ($/Boe)								
Lease and Well	3.45	-	4.15	3.40	-	4.10	3.85	4.58
Transportation Costs	2.80	-	3.20	2.75	-	3.15	2.66	2.54
General and Administrative	1.75	-	1.85	1.55	-	1.65	1.75	1.64
Gathering and Processing	1.80	-	2.00	1.75	-	1.95	1.66	1.60
Cash Operating Costs	9.80	-	11.20	9.45	-	10.85	9.92	10.36
Depreciation, Depletion and Amortization	11.70	-	12.30	11.70	-	12.70	12.32	12.56
Expenses ($MM)								
Exploration and Dry Hole	35	-	45	160	-	180	159	168
Impairment (GAAP)							2,100	518
Impairment (excluding certain impairments (non-GAAP))	65	-	105	255	-	295	232	243
Capitalized Interest	5	-	10	25	-	30	31	38
Net Interest	42	-	48	180	-	185	205	185
Taxes Other Than Income (% of Wellhead Revenue)	6.0%	-	8.0%	6.5%	-	7.5%	6.6%	6.9%
Income Taxes								
Effective Rate	21%	-	26%	20%	-	25%	18.2%	22.9%
Deferred Ratio	25%	-	40%	0%	-	15%	54.8%	107.4%

2Q21 Press Release 6

Second Quarter 2021 Results Webcast
Thursday, August 5, 2021, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG's website for one year.
http://investors.eogresources.com/Investors

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States and Trinidad. To learn more visit www.eogresources.com.

Investor Contacts
David Streit 713-571-4902
Neel Panchal 713-571-4884

Media and Investor Contact
Kimberly Ehmer 713-571-4676

Endnotes
1) The forecast items for the third quarter and full year 2021 set forth above for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of the accompanying press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with the accompanying press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.
2) EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.
3) EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the simple average of the NYMEX settlement prices for the last three trading days of the applicable month.
4) The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Exploration Costs, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs and any Non-Cash Transactions.

2Q21 Press Release 7

Glossary

Acq	Acquisitions
ATROR	After-tax rate of return
Bbl	Barrel
Bn	Billion
Boe	Barrels of oil equivalent
Bopd	Barrels of oil per day
Capex	Capital expenditures
CO2e	Carbon dioxide equivalent
DCF	Discretionary cash flow
DD&A	Depreciation, Depletion and Amortization
Disc	Discoveries
Divest	Divestitures
EPS	Earnings per share
Ext	Extensions
G&A	General and administrative expense
G&P	Gathering and processing expense
GHG	Greenhouse gas
HH	Henry Hub
LOE	Lease operating expense, or lease and well expense
MBbld	Thousand barrels of liquids per day
MBod	Thousand barrels of oil per day
MBoe	Thousand barrels of oil equivalent
MBoed	Thousand barrels of oil equivalent per day
Mcf	Thousand cubic feet of natural gas
MMBoe	Million barrels of oil equivalent
MMcfd	Million cubic feet of natural gas per day
NGLs	Natural gas liquids
OTP	Other than price
NYMEX	U.S. New York Mercantile Exchange
QoQ	Quarter over quarter
Trans	Transportation expense
USD	United States dollar
WTI	West Texas Intermediate
YoY	Year over year
$MM	Million United States dollars
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet

2Q21 Press Release 8

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "aims," "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet goals or ambitions with respect to emissions, other environmental matters, safety matters or other ESG (environmental/social/governance) matters, or pay and/or increase dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Furthermore, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow or discretionary cash flow, and certain related estimates regarding future performance, results and financial position. Because we provide these measures on a forward-looking basis, we cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in working capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Management believes these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing EOG's forecasted financial performance to the forecasted financial performance of other companies in the industry. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG's actual results may differ materially from such measures and estimates. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

- the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;
- the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
- the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion, operating and capital costs related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
- the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, natural gas liquids, and natural gas;
- security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;
- the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, and export facilities;
- the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses and leases;
- the impact of, and changes in, government policies, laws and regulations, including any changes or other actions which may result from the recent U.S. elections and change in U.S. administration and including tax laws and regulations; climate change and other environmental, health and safety laws and regulations relating to air emissions, disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
- EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and drilling, completing and operating costs with respect to such properties;
- the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully and economically;
- competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties, employees and other personnel, facilities, equipment, materials and services;
- the availability and cost of employees and other personnel, facilities, equipment, materials (such as water and tubulars) and services;
- the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
- weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression, storage, transportation, and export facilities;
- the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
- EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
- the extent to which EOG is successful in its completion of planned asset dispositions;
- the extent and effect of any hedging activities engaged in by EOG;
- the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

2Q21 Press Release 9

- the duration and economic and financial impact of epidemics, pandemics or other public health issues, including the COVID-19 pandemic;
- geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflict), including in the areas in which EOG operates;
- the use of competing energy sources and the development of alternative energy sources;
- the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
- acts of war and terrorism and responses to these acts; and
- the other factors described under ITEM 1A, Risk Factors, of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only "proved" reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also "probable" reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as "possible" reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include "potential" reserves, "resource potential" and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC's latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. In addition, reconciliation and calculation schedules for non-GAAP financial measures can be found on the EOG website at www.eogresources.com.

2Q21 Press Release 10

Income Statements
In millions of USD, except share data (in millions) and per share data (Unaudited)
	2Q 2021	1Q 2021	2Q 2020	YTD 2021	YTD 2020
Operating Revenues and Other
Crude Oil and Condensate	2,699	2,251	615	4,950	2,680
Natural Gas Liquids	367	314	93	681	254
Natural Gas	404	625	141	1,029	351
Gains (Losses) on Mark-to-Market Commodity Derivative Contracts	(427)	(367)	(127)	(794)	1,079
Gathering, Processing and Marketing	1,022	848	362	1,870	1,401
Gains (Losses) on Asset Dispositions, Net	51	(6)	14	45	30
Other, Net	23	29	5	52	26
Total	4,139	3,694	1,103	7,833	5,821

Operating Expenses
Lease and Well	270	270	245	540	575
Transportation Costs	214	202	152	416	360
Gathering and Processing Costs	128	139	97	267	225
Exploration Costs	35	33	27	68	67
Dry Hole Costs	13	11	—	24	—
Impairments	44	44	305	88	1,878
Marketing Costs	991	838	444	1,829	1,554
Depreciation, Depletion and Amortization	914	900	707	1,814	1,707
General and Administrative	120	110	132	230	246
Taxes Other Than Income	239	215	81	454	238
Total	2,968	2,762	2,190	5,730	6,850

Operating Income (Loss)	1,171	932	(1,087)	2,103	(1,029)
Other Income (Expense), Net	(2)	(4)	(4)	(6)	14
Income (Loss) Before Interest Expense and Income Taxes	1,169	928	(1,091)	2,097	(1,015)
Interest Expense, Net	45	47	54	92	99
Income (Loss) Before Income Taxes	1,124	881	(1,145)	2,005	(1,114)
Income Tax Provision (Benefit)	217	204	(235)	421	(214)
Net Income (Loss)	907	677	(910)	1,584	(900)

Dividends Declared per Common Share	1.4125	0.4125	0.3750	1.8250	0.7500
Net Income (Loss) Per Share
Basic	1.56	1.17	(1.57)	2.73	(1.55)
Diluted	1.55	1.16	(1.57)	2.72	(1.55)
Average Number of Common Shares
Basic	580	580	579	580	579
Diluted	584	583	579	583	579

Wellhead Volumes and Prices
(Unaudited)
	2Q 2021	2Q2020	% Change	1Q 2021	YTD 2021	YTD 2020	% Change

Crude Oil and Condensate Volumes (MBbld) (A)
United States	446.9	330.9	35%	428.7	437.8	406.8	8%
Trinidad	1.7	0.1	1,600%	2.2	2.0	0.3	567%
Other International (B)	—	0.1	-100%	0.1	—	0.1	-100%
Total	448.6	331.1	35%	431.0	439.8	407.2	8%

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	66.16	20.40	224%	58.07	62.22	36.17	72%
Trinidad	56.26	0.60	9,290%	49.77	52.57	27.75	89%
Other International (B)	55.56	48.78	14%	38.61	42.36	53.41	-21%
Composite	66.12	20.40	224%	58.02	62.18	36.16	72%

Natural Gas Liquids Volumes (MBbld) (A)
United States	138.5	101.2	37%	124.3	131.5	131.2	0%
Total	138.5	101.2	37%	124.3	131.5	131.2	0%

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	29.15	10.20	186%	28.03	28.62	10.65	169%
Composite	29.15	10.20	186%	28.03	28.62	10.65	169%

Natural Gas Volumes (MMcfd) (A)
United States	1,199	939	28%	1,100	1,150	1,039	11%
Trinidad	233	174	34%	217	225	188	20%
Other International (B)	13	34	-62%	25	19	35	-46%
Total	1,445	1,147	26%	1,342	1,394	1,262	10%

Average Natural Gas Prices ($/Mcf) (C)
United States	2.99	1.11	170%	5.52	4.19	1.32	217%
Trinidad	3.37	2.13	58%	3.38	3.37	2.15	57%
Other International (B)	5.69	4.36	31%	5.66	5.67	4.34	31%
Composite	3.07	1.36	126%	5.17	4.08	1.53	167%

Crude Oil Equivalent Volumes (MBoed) (D)
United States	785.2	588.5	33%	736.4	761.0	711.1	7%
Trinidad	40.6	29.2	39%	38.5	39.5	31.6	25%
Other International (B)	2.2	5.7	-61%	4.0	3.1	6.1	-49%
Total	828.0	623.4	33%	778.9	803.6	748.8	7%

Total MMBoe (D)	75.3	56.7	33%	70.1	145.4	136.3	7%

(A) Thousand barrels per day or million cubic feet per day, as applicable.
(B) Other International includes EOG's China and Canada operations. The China operations were sold in the second quarter of 2021.
(C) Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments (see Note 12 to the Condensed Consolidated Financial Statements in EOG's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021).
(D) Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

Balance Sheets
In millions of USD, except share data (Unaudited)
	June 30,	December 31,
	2021	2020
Current Assets
Cash and Cash Equivalents	3,880	3,329
Accounts Receivable, Net	2,015	1,522
Inventories	516	629
Assets from Price Risk Management Activities	—	65
Income Taxes Receivable	11	23
Other	513	294
Total	6,935	5,862

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	66,299	64,793
Other Property, Plant and Equipment	4,635	4,479
Total Property, Plant and Equipment	70,934	69,272
Less: Accumulated Depreciation, Depletion and Amortization	(42,275)	(40,673)
Total Property, Plant and Equipment, Net	28,659	28,599
Deferred Income Taxes	3	2
Other Assets	1,288	1,342
Total Assets	36,885	35,805

Current Liabilities
Accounts Payable	2,012	1,681
Accrued Taxes Payable	286	206
Dividends Payable	820	217
Liabilities from Price Risk Management Activities	396	—
Current Portion of Long-Term Debt	39	781
Current Portion of Operating Lease Liabilities	253	295
Other	196	280
Total	4,002	3,460

Long-Term Debt	5,086	5,035
Other Liabilities	2,186	2,149
Deferred Income Taxes	4,730	4,859
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 1,280,000,000 Shares Authorized and 584,102,233 Shares Issued at June 30, 2021 and 583,694,850 Shares Issued at December 31, 2020	206	206
Additional Paid in Capital	6,017	5,945
Accumulated Other Comprehensive Loss	(15)	(12)
Retained Earnings	14,689	14,170
Common Stock Held in Treasury, 243,058 Shares at June 30, 2021 and 124,265 Shares at December 31, 2020	(16)	(7)
Total Stockholders' Equity	20,881	20,302
Total Liabilities and Stockholders' Equity	36,885	35,805

Cash Flows Statements
In millions of USD (Unaudited)
	2Q 2021	2Q 2020	1Q 2021	YTD 2021	YTD 2020
Cash Flows from Operating Activities
Reconciliation of Net Income (Loss) to Net Cash Provided by Operating Activities:
Net Income (Loss)	907	(910)	677	1,584	(900)
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	914	707	900	1,814	1,707
Impairments	44	305	44	88	1,878
Stock-Based Compensation Expenses	31	40	35	66	80
Deferred Income Taxes	(97)	(253)	(36)	(133)	(208)
(Gains) Losses on Asset Dispositions, Net	(51)	(14)	6	(45)	(30)
Other, Net	6	9	7	13	—
Dry Hole Costs	13	—	11	24	—
Mark-to-Market Commodity Derivative Contracts
Total (Gains) Losses	427	127	367	794	(1,079)
Net Cash Received from (Payments for) Settlements of Commodity Derivative Contracts	(193)	640	(30)	(223)	724
Other, Net	—	—	1	1	—
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(186)	469	(308)	(494)	1,191
Inventories	37	(18)	64	101	85
Accounts Payable	11	(1,619)	172	183	(1,185)
Accrued Taxes Payable	(163)	(6)	243	80	(61)
Other Assets	(119)	195	(103)	(222)	253
Other Liabilities	32	2	(89)	(57)	(64)
Changes in Components of Working Capital Associated with Investing Activities	(54)	414	(91)	(145)	282
Net Cash Provided by Operating Activities	1,559	88	1,870	3,429	2,673
Investing Cash Flows
Additions to Oil and Gas Properties	(968)	(424)	(875)	(1,843)	(1,990)
Additions to Other Property, Plant and Equipment	(55)	(24)	(42)	(97)	(147)
Proceeds from Sales of Assets	141	17	5	146	43
Changes in Components of Working Capital Associated with Investing Activities	54	(414)	91	145	(282)
Net Cash Used in Investing Activities	(828)	(845)	(821)	(1,649)	(2,376)
Financing Cash Flows
Long-Term Debt Borrowings	—	1,484	—	—	1,484
Long-Term Debt Repayments	—	(1,000)	(750)	(750)	(1,000)
Dividends Paid	(239)	(217)	(219)	(458)	(384)
Treasury Stock Purchased	(2)	—	(10)	(12)	(5)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	9	8	—	9	8
Debt Issuance Costs	—	(3)	—	—	(3)
Repayment of Finance Lease Liabilities	(9)	(5)	(9)	(18)	(8)
Net Cash Provided by (Used in) Financing Activities	(241)	267	(988)	(1,229)	92
Effect of Exchange Rate Changes on Cash	2	—	(2)	—	—
Increase (Decrease) in Cash and Cash Equivalents	492	(490)	59	551	389
Cash and Cash Equivalents at Beginning of Period	3,388	2,907	3,329	3,329	2,028
Cash and Cash Equivalents at End of Period	3,880	2,417	3,388	3,880	2,417

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles in the United States of America (GAAP), EOG’s quarterly earnings releases and related conference calls, accompanying investor presentation slides and presentation slides for investor conferences contain certain financial measures that are not prepared or presented in accordance with GAAP. These non-GAAP financial measures may include, but are not limited to, Adjusted Net Income (Loss), Discretionary Cash Flow, Free Cash Flow, Adjusted EBITDAX, Net Debt and related statistics.

A reconciliation of each of these measures to their most directly comparable GAAP financial measure and related discussion is included in the tables on the following pages and can also be found in the “Reconciliations & Guidance” section of the “Investors” page of the EOG website at www.eogresources.com.

As further discussed in the tables on the following pages, EOG believes these measures may be useful to investors who follow the practice of some industry analysts who make certain adjustments to GAAP measures (for example, to exclude non-recurring items) to facilitate comparisons to others in EOG’s industry, and who utilize non-GAAP measures in their calculations of certain statistics (for example, return on capital employed and return on equity) used to evaluate EOG’s performance.

EOG believes that the non-GAAP measures presented, when viewed in combination with its financial and operating results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the company’s performance. As is discussed in the tables on the following pages, EOG uses these non-GAAP measures for purposes of (i) comparing EOG’s financial and operating performance with the financial and operating performance of other companies in the industry and (ii) analyzing EOG’s financial and operating performance across periods.

The non-GAAP measures presented should not be considered in isolation, and should not be considered as a substitute for, or as an alternative to, EOG’s reported Net Income (Loss), Long-Term Debt (including Current Portion of Long-Term Debt), Net Cash Provided by Operating Activities and other financial results calculated in accordance with GAAP. The non-GAAP measures presented should be read in conjunction with EOG's consolidated financial statements prepared in accordance with GAAP.

In addition, because not all companies use identical calculations, EOG’s presentation of non-GAAP measures may not be comparable to, and may be calculated differently from, similarly titled measures disclosed by other companies, including its peer companies. EOG may also change the calculation of one or more of its non-GAAP measures from time to time – for example, to account for changes in its business and operations or to more closely conform to peer company or industry analysts’ practices.

Adjusted Net Income (Loss)
In millions of USD, except share data (in millions) and per share data (Unaudited)

The following tables adjust the reported Net Income (Loss) (GAAP) to reflect actual net cash received from (payments for) settlements of commodity derivative contracts by eliminating the unrealized mark-to-market (gains) losses from these transactions, to eliminate the net (gains) losses on asset dispositions, to add back impairment charges related to certain of EOG's assets (which are generally (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets) - see "Revenues, Costs and Margins Per Barrel of Oil Equivalent" below for additional related discussion) and to make certain other adjustments to exclude non-recurring and certain other items as further described below. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2Q 2021
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	1,124	(217)	907	1.55
Adjustments:
Losses on Mark-to-Market Commodity Derivative Contracts	427	(93)	334	0.58
Net Cash Payments for Settlements of Commodity Derivative Contracts	(193)	42	(151)	(0.26)
Less: Gains on Asset Dispositions, Net	(51)	17	(34)	(0.06)
Add: Certain Impairments	1	—	1	—
Less: Tax Benefits Related to Exiting Canada Operations	—	(45)	(45)	(0.08)
Adjustments to Net Income	184	(79)	105	0.18

Adjusted Net Income (Non-GAAP)	1,308	(296)	1,012	1.73

Average Number of Common Shares (GAAP)
Basic				580
Diluted				584

Average Number of Common Shares (Non-GAAP)
Basic				580
Diluted				584

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	2Q 2020
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Loss (GAAP)	(1,145)	235	(910)	(1.57)
Adjustments:
Losses on Mark-to-Market Commodity Derivative Contracts	127	(29)	98	0.17
Net Cash Received from Settlements of Commodity Derivative Contracts	640	(141)	499	0.86
Less: Gains on Asset Dispositions, Net	(14)	4	(10)	(0.02)
Add: Certain Impairments	239	(47)	192	0.33
Adjustments to Net Loss	992	(213)	779	1.34

Adjusted Net Loss (Non-GAAP)	(153)	22	(131)	(0.23)

Average Number of Common Shares (GAAP)
Basic				579
Diluted				579

Average Number of Common Shares (Non-GAAP)
Basic				579
Diluted				579

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	1Q 2021
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	881	(204)	677	1.16
Adjustments:
Losses on Mark-to-Market Commodity Derivative Contracts	367	(81)	286	0.49
Net Cash Payments for Settlements of Commodity Derivative Contracts	(30)	7	(23)	(0.04)
Add: Losses on Asset Dispositions, Net	6	(1)	5	0.01
Add: Certain Impairments	1	—	1	—
Adjustments to Net Income	344	(75)	269	0.46

Adjusted Net Income (Non-GAAP)	1,225	(279)	946	1.62

Average Number of Common Shares (GAAP)
Basic				580
Diluted				583

Average Number of Common Shares (Non-GAAP)
Basic				580
Diluted				583

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	YTD 2021
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,005	(421)	1,584	2.72
Adjustments:
Losses on Mark-to-Market Commodity Derivative Contracts	794	(174)	620	1.07
Net Cash Payments for Settlements of Commodity Derivative Contracts	(223)	49	(174)	(0.30)
Less: Gains on Asset Dispositions, Net	(45)	16	(29)	(0.05)
Add: Certain Impairments	2	—	2	—
Less: Tax Benefits Related to Exiting Canada Operations	—	(45)	(45)	(0.08)
Adjustments to Net Income	528	(154)	374	0.64

Adjusted Net Income (Non-GAAP)	2,533	(575)	1,958	3.36

Average Number of Common Shares (GAAP)
Basic				580
Diluted				583

Average Number of Common Shares (Non-GAAP)
Basic				580
Diluted				583

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	YTD 2020
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Loss (GAAP)	(1,114)	214	(900)	(1.55)
Adjustments:
Gains on Mark-to-Market Commodity Derivative Contracts	(1,079)	236	(843)	(1.47)
Net Cash Received from Settlements of Commodity Derivative Contracts	724	(159)	565	0.98
Less: Gains on Asset Dispositions, Net	(30)	7	(23)	(0.04)
Add: Certain Impairments	1,755	(367)	1,388	2.40
Adjustments to Net Loss	1,370	(283)	1,087	1.87

Adjusted Net Income (Non-GAAP)	256	(69)	187	0.32

Average Number of Common Shares (GAAP)
Basic				579
Diluted				579

Average Number of Common Shares (Non-GAAP)
Basic				579
Diluted				580

Adjusted Net Income Per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)
1Q 2021 Adjusted Net Income per Share (Non-GAAP)		1.62

Realized Price
2Q 2021 Composite Average Wellhead Revenue per Boe	46.07
Less: 1Q 2021 Composite Average Welhead Revenue per Boe	(45.49)
Subtotal	0.58
Multiplied by: 2Q 2021 Crude Oil Equivalent Volumes (MMBoe)	75.3
Total Change in Revenue	44
Less: Income Tax Benefit (Cost) Imputed (based on 23%)	(10)
Change in Net Income	34
Change in Diluted Earnings per Share		0.06

Net Cash Received (Paid) from Settlements of Commodity Derivative Contracts
2Q 2021 Net Cash Received (Paid) from Settlement of Commodity Derivative Contracts	(193)
Less: Income Tax Benefit (Cost)	42
After Tax - (a)	(151)
1Q 2021 Net Cash Received (Paid) from Settlement of Commodity Derivative Contracts	(30)
Less: Income Tax Benefit (Cost)	7
After Tax - (b)	(23)
Change in Net Income - (a) - (b)	(128)
Change in Diluted Earnings per Share		(0.22)

Wellhead Volumes
2Q 2021 Crude Oil Equivalent Volumes (MMBoe)	75.3
Less: 1Q 2021 Crude Oil Equivalent Volumes (MMBoe)	(70.1)
Subtotal	5.2
Multiplied by: 2Q 2021 Composite Average Margin per Boe (Including Total Exploration Costs) (Non-GAAP) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	19.25
Change in Revenue	101
Less: Income Tax Benefit (Cost) Imputed (based on 23%)	(23)
Change in Net Income	78
Change in Diluted Earnings per Share		0.13

Operating Cost per Boe
1Q 2021 Total Operating Cost per Boe (including Total Exploration Costs) (Non-GAAP) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	28.11
Less: 2Q 2021 Total Operating Cost per Boe (including Total Exploration Costs) (Non-GAAP) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	(26.82)
Subtotal	1.29
Multiplied by: 2Q 2021 Crude Oil Equivalent Volumes (MMBoe)	75.3
Change in Before-Tax Net Income	97
Less: Income Tax Benefit (Cost) Imputed (based on 23%)	(22)
Change in Net Income	75
Change in Diluted Earnings per Share		0.13

Other Items		0.01

2Q 2021 Adjusted Net Income per Share (Non-GAAP)		1.73

2Q 2021 Average Number of Common Shares (Non-GAAP) - Diluted	584

Discretionary Cash Flow and Free Cash Flow
In millions of USD (Unaudited)

The following tables reconcile Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing and Financing Activities and certain other adjustments to exclude non-recurring and certain other items as further described below. EOG defines Free Cash Flow (Non-GAAP) for a given period as Discretionary Cash Flow (Non-GAAP) (see below reconciliation) for such period less the total cash capital expenditures (before acquisitions) incurred (Non-GAAP) during such period, as is illustrated below. EOG management uses this information for comparative purposes within the industry.

	2Q 2021	1Q 2021	2Q 2020	YTD 2021	YTD 2020

Net Cash Provided by Operating Activities (GAAP)	1,559	1,870	88	3,429	2,673

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	29	28	21	57	53
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	186	308	(469)	494	(1,191)
Inventories	(37)	(64)	18	(101)	(85)
Accounts Payable	(11)	(172)	1,619	(183)	1,185
Accrued Taxes Payable	163	(243)	6	(80)	61
Other Assets	119	103	(195)	222	(253)
Other Liabilities	(32)	89	(2)	57	64
Changes in Components of Working Capital Associated with Investing Activities	54	91	(414)	145	(282)
Other Non-Current Income Taxes - Net Receivable	—	—	—	—	113
Discretionary Cash Flow (Non-GAAP)	2,030	2,010	672	4,040	2,338

Discretionary Cash Flow (Non-GAAP) - Percentage Increase	202%			73%

Discretionary Cash Flow (Non-GAAP)	2,030	2,010	672	4,040	2,338
Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(972)	(945)	(478)	(1,917)	(2,163)
Free Cash Flow (Non-GAAP)	1,058	1,065	194	2,123	175

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP):

	2Q 2021	1Q 2021	2Q 2020	YTD 2021	YTD 2020

Total Expenditures (GAAP)	1,089	1,067	534	2,156	2,360
Less:
Asset Retirement Costs	(31)	(17)	(5)	(48)	(25)
Non-Cash Expenditures of Other Property, Plant and Equipment	—	—	—	—	—
Non-Cash Acquisition Costs of Unproved Properties	—	(22)	(24)	(22)	(48)
Non-Cash Finance Leases	—	(74)	(24)	(74)	(73)
Acquisition Costs of Proved Properties	(86)	(9)	(3)	(95)	(51)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	972	945	478	1,917	2,163

Discretionary Cash Flow and Free Cash Flow (Continued)
In millions of USD (Unaudited)

	FY 2020	FY 2019	FY 2018	FY 2017

Net Cash Provided by Operating Activities (GAAP)	5,008	8,163	7,769	4,265

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	126	113	125	122
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(467)	92	368	392
Inventories	(123)	(90)	395	175
Accounts Payable	795	(169)	(439)	(324)
Accrued Taxes Payable	49	(40)	92	64
Other Assets	(325)	(358)	125	659
Other Liabilities	(8)	57	(11)	90
Changes in Components of Working Capital Associated with Investing and Financing Activities	(75)	115	(301)	(90)
Other Non-Current Income Taxes - Net (Payable) Receivable	113	239	149	(513)
Discretionary Cash Flow (Non-GAAP)	5,093	8,122	8,272	4,840

Discretionary Cash Flow (Non-GAAP) - Percentage Increase (Decrease)	-37%	-2%	71%	76%

Discretionary Cash Flow (Non-GAAP)	5,093	8,122	8,272	4,840
Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(3,490)	(6,234)	(6,172)	(4,228)
Free Cash Flow (Non-GAAP)	1,603	1,888	2,100	612

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP):

Total Expenditures (GAAP)	4,113	6,900	6,706	4,613
Less:
Asset Retirement Costs	(117)	(186)	(70)	(56)
Non-Cash Expenditures of Other Property, Plant and Equipment	—	(2)	(1)	—
Non-Cash Acquisition Costs of Unproved Properties	(197)	(98)	(291)	(256)
Non-Cash Finance Leases	(174)	—	(48)	—
Acquisition Costs of Proved Properties	(135)	(380)	(124)	(73)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	3,490	6,234	6,172	4,228

Discretionary Cash Flow and Free Cash Flow (Continued)
In millions of USD (Unaudited)

	FY 2016	FY 2015	FY 2014	FY 2013	FY 2012

Net Cash Provided by Operating Activities (GAAP)	2,359	3,595	8,649	7,329	5,237

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	104	124	158	134	158
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	233	(641)	(85)	24	179
Inventories	(171)	(58)	162	(53)	157
Accounts Payable	74	1,409	(544)	(179)	17
Accrued Taxes Payable	(93)	(12)	(16)	(75)	(78)
Other Assets	41	(118)	14	110	119
Other Liabilities	16	66	(75)	20	(36)
Changes in Components of Working Capital Associated with Investing and Financing Activities	156	(500)	103	51	(74)
Excess Tax Benefits from Stock-Based Compensation	30	26	99	56	67
Discretionary Cash Flow (Non-GAAP)	2,749	3,891	8,465	7,417	5,746

Discretionary Cash Flow (Non-GAAP) - Percentage Increase (Decrease)	-29%	-54%	14%	29%

Discretionary Cash Flow (Non-GAAP)	2,749	3,891	8,465	7,417	5,746
Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(2,706)	(4,682)	(8,292)	(7,102)	(7,540)
Free Cash Flow (Non-GAAP)	43	(791)	173	315	(1,794)

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP):

Total Expenditures (GAAP)	6,554	5,216	8,632	7,361	7,754
Less:
Asset Retirement Costs	20	(53)	(196)	(134)	(127)
Non-Cash Expenditures of Other Property, Plant and Equipment	(17)	—	—	—	(66)
Non-Cash Acquisition Costs of Unproved Properties	(3,102)	—	(5)	(5)	(20)
Acquisition Costs of Proved Properties	(749)	(481)	(139)	(120)	(1)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	2,706	4,682	8,292	7,102	7,540

Total Expenditures
In millions of USD (Unaudited)

	2Q 2021	2Q 2020	FY 2020	FY 2019	FY 2018	FY 2017

Exploration and Development Drilling	711	381	2,664	4,951	4,935	3,132
Facilities	105	31	347	629	625	575
Leasehold Acquisitions	46	30	265	276	488	427
Property Acquisitions	86	3	135	380	124	73
Capitalized Interest	7	8	31	38	24	27
Subtotal	955	453	3,442	6,274	6,196	4,234
Exploration Costs	35	27	146	140	149	145
Dry Hole Costs	13	—	13	28	5	5
Exploration and Development Expenditures	1,003	480	3,601	6,442	6,350	4,384
Asset Retirement Costs	31	5	117	186	70	56
Total Exploration and Development Expenditures	1,034	485	3,718	6,628	6,420	4,440
Other Property, Plant and Equipment	55	49	395	272	286	173
Total Expenditures	1,089	534	4,113	6,900	6,706	4,613

EBITDAX and Adjusted EBITDAX
In millions of USD (Unaudited)

The following table adjusts the reported Net Income (Loss) (GAAP) to Earnings Before Interest Expense, Net, Income Taxes (Income Tax Provision (Benefit)), Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments (EBITDAX) (Non-GAAP) and further adjusts such amount to reflect actual Net Cash Received from (Payments for) Settlements of Commodity Derivative Contracts by eliminating the unrealized Mark-to-Market (MTM) (Gains) Losses from these transactions and to eliminate the (Gains) Losses on Asset Dispositions (Net). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported Net Income (Loss) (GAAP) to add back Interest Expense (Net), Income Taxes (Income Tax Provision (Benefit)), Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments and further adjust such amount to match realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2Q 2021	2Q 2020	YTD 2021	YTD 2020

Net Income (Loss) (GAAP)	907	(910)	1,584	(900)

Adjustments:
Interest Expense, Net	45	54	92	99
Income Tax Provision (Benefit)	217	(235)	421	(214)
Depreciation, Depletion and Amortization	914	707	1,814	1,707
Exploration Costs	35	27	68	67
Dry Hole Costs	13	—	24	—
Impairments	44	305	88	1,878
EBITDAX (Non-GAAP)	2,175	(52)	4,091	2,637
(Gains) Losses on MTM Commodity Derivative Contracts	427	127	794	(1,079)
Net Cash Received from (Payments for) Settlements of Commodity Derivative Contracts	(193)	640	(223)	724
Gains on Asset Dispositions, Net	(51)	(14)	(45)	(30)

Adjusted EBITDAX (Non-GAAP)	2,358	701	4,617	2,252

Adjusted EBITDAX (Non-GAAP) - Percentage Increase	236%		105%

Definitions
EBITDAX - Earnings Before Interest Expense, Net; Income Tax Provision (Benefit); Depreciation, Depletion and Amortization; Exploration Costs; Dry Hole Costs; and Impairments

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)

The following tables reconcile Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	June 30, 2021	March 31, 2021

Total Stockholders' Equity - (a)	20,881	20,762

Current and Long-Term Debt (GAAP) - (b)	5,125	5,133
Less: Cash	(3,880)	(3,388)
Net Debt (Non-GAAP) - (c)	1,245	1,745

Total Capitalization (GAAP) - (a) + (b)	26,006	25,895

Total Capitalization (Non-GAAP) - (a) + (c)	22,126	22,507

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	19.7%	19.8%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	5.6%	7.8%

Net Debt-to-Total Capitalization Ratio (Continued)
In millions of USD, except ratio data (Unaudited)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Total Stockholders' Equity - (a)	20,302	20,148	20,388	21,471

Current and Long-Term Debt (GAAP) - (b)	5,816	5,721	5,724	5,222
Less: Cash	(3,329)	(3,066)	(2,417)	(2,907)
Net Debt (Non-GAAP) - (c)	2,487	2,655	3,307	2,315

Total Capitalization (GAAP) - (a) + (b)	26,118	25,869	26,112	26,693

Total Capitalization (Non-GAAP) - (a) + (c)	22,789	22,803	23,695	23,786

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	22.3%	22.1%	21.9%	19.6%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	10.9%	11.6%	14.0%	9.7%

Net Debt-to-Total Capitalization Ratio (Continued)
In millions of USD, except ratio data (Unaudited)
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

Total Stockholders' Equity - (a)	21,641	21,124	20,630	19,904

Current and Long-Term Debt (GAAP) - (b)	5,175	5,177	5,179	6,081
Less: Cash	(2,028)	(1,583)	(1,160)	(1,136)
Net Debt (Non-GAAP) - (c)	3,147	3,594	4,019	4,945

Total Capitalization (GAAP) - (a) + (b)	26,816	26,301	25,809	25,985

Total Capitalization (Non-GAAP) - (a) + (c)	24,788	24,718	24,649	24,849

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	19.3%	19.7%	20.1%	23.4%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	12.7%	14.5%	16.3%	19.9%

Net Debt-to-Total Capitalization Ratio (Continued)
In millions of USD, except ratio data (Unaudited)
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Total Stockholders' Equity - (a)	19,364	18,538	17,452	16,841

Current and Long-Term Debt (GAAP) - (b)	6,083	6,435	6,435	6,435
Less: Cash	(1,556)	(1,274)	(1,008)	(816)
Net Debt (Non-GAAP) - (c)	4,527	5,161	5,427	5,619

Total Capitalization (GAAP) - (a) + (b)	25,447	24,973	23,887	23,276

Total Capitalization (Non-GAAP) - (a) + (c)	23,891	23,699	22,879	22,460

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	23.9%	25.8%	26.9%	27.6%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	18.9%	21.8%	23.7%	25.0%

Net Debt-to-Total Capitalization Ratio (Continued)
In millions of USD, except ratio data (Unaudited)
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Total Stockholders' Equity - (a)	16,283	13,922	13,902	13,928

Current and Long-Term Debt (GAAP) - (b)	6,387	6,387	6,987	6,987
Less: Cash	(834)	(846)	(1,649)	(1,547)
Net Debt (Non-GAAP) - (c)	5,553	5,541	5,338	5,440

Total Capitalization (GAAP) - (a) + (b)	22,670	20,309	20,889	20,915

Total Capitalization (Non-GAAP) - (a) + (c)	21,836	19,463	19,240	19,368

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	28.2%	31.4%	33.4%	33.4%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	25.4%	28.5%	27.7%	28.1%

Net Debt-to-Total Capitalization Ratio (Continued)
In millions of USD, except ratio data (Unaudited)
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015

Total Stockholders' Equity - (a)	13,982	11,798	12,057	12,405	12,943

Current and Long-Term Debt (GAAP) - (b)	6,986	6,986	6,986	6,986	6,660
Less: Cash	(1,600)	(1,049)	(780)	(668)	(719)
Net Debt (Non-GAAP) - (c)	5,386	5,937	6,206	6,318	5,941

Total Capitalization (GAAP) - (a) + (b)	20,968	18,784	19,043	19,391	19,603

Total Capitalization (Non-GAAP) - (a) + (c)	19,368	17,735	18,263	18,723	18,884

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	33.3%	37.2%	36.7%	36.0%	34.0%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	27.8%	33.5%	34.0%	33.7%	31.5%

Reserve Replacement Cost Data
In millions of USD, except reserves and ratio data (Unaudited)

The following table reconciles Total Costs Incurred in Exploration and Development Activities (GAAP) to Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) and Total Exploration and Development Expenditures (Non-GAAP), as used in the calculation of Reserve Replacement Costs per Boe. There are numerous ways that industry participants present Reserve Replacement Costs, including “Drilling Only” and “All-In”, which reflect total exploration and development expenditures divided by total net proved reserve additions from extensions and discoveries only, or from all sources. Combined with Reserve Replacement, these statistics (and the non-GAAP measures used in calculating such statistics) provide management and investors with an indication of the results of the current year capital investment program. Reserve Replacement Cost statistics (and the non-GAAP measures used in calculating such statistics) are widely recognized and reported by industry participants and are used by EOG management and other third parties for comparative purposes within the industry. Please note that the actual cost of adding reserves will vary from the reported statistics due to timing differences in reserve bookings and capital expenditures. Accordingly, some analysts use three or five year averages of reported statistics, while others prefer to estimate future costs. EOG has not included future capital costs to develop proved undeveloped reserves in exploration and development expenditures.

	2020	2019	2018	2017	2016	2015	2014

Total Costs Incurred in Exploration and Development Activities (GAAP)	3,718	6,628	6,420	4,440	6,445	4,928	7,905
Less: Asset Retirement Costs	(117)	(186)	(70)	(56)	20	(53)	(196)
Non-Cash Acquisition Costs of Unproved Properties	(197)	(98)	(291)	(256)	(3,102)	—	—
Acquisition Costs of Proved Properties	(135)	(380)	(124)	(73)	(749)	(481)	(139)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	3,269	5,964	5,935	4,055	2,614	4,394	7,570

Total Costs Incurred in Exploration and Development Activities (GAAP)	3,718	6,628	6,420	4,440	6,445	4,928	7,905
Less: Asset Retirement Costs	(117)	(186)	(70)	(56)	20	(53)	(196)
Non-Cash Acquisition Costs of Unproved Properties	(197)	(98)	(291)	(256)	(3,102)	—	—
Non-Cash Acquisition Costs of Proved Properties	(15)	(52)	(71)	(26)	(732)	—	—
Total Exploration and Development Expenditures (Non-GAAP) - (b)	3,389	6,292	5,988	4,102	2,631	4,875	7,709

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (c)	(278)	(60)	35	154	(101)	(574)	52
Revisions Other Than Price	(89)	—	(40)	48	253	107	49
Purchases in Place	10	17	12	2	42	56	14
Extensions, Discoveries and Other Additions - (d)	564	750	670	421	209	246	519
Total Proved Reserve Additions - (e)	207	707	677	625	403	(165)	634
Sales in Place	(31)	(5)	(11)	(21)	(168)	(4)	(36)
Net Proved Reserve Additions From All Sources	176	702	666	604	235	(169)	598

Production	285	301	265	224	206	210	220

	2020	2019	2018	2017	2016	2015	2014
Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / d)	5.79	7.95	8.86	9.64	12.51	17.87	14.58
All-in Total, Net of Revisions - (b / e)	16.32	8.90	8.85	6.56	6.52	(29.63)	12.16
All-in Total, Excluding Revisions Due to Price - (b / ( e - c))	6.98	8.21	9.33	8.71	5.22	11.91	13.25

Definitions
$/Boe	U.S. Dollars per barrel of oil equivalent
MMBoe	Million barrels of oil equivalent

Financial Commodity Derivative Contracts

EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method.

Presented below is a comprehensive summary of EOG's financial commodity derivative contracts as of July 30, 2021.

Crude Oil Financial Price Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MBbld)	Weighted Average Price ($/Bbl)
January 2021 (closed)	NYMEX WTI	151	$50.06
February - March 2021 (closed)	NYMEX WTI	201	51.29
April - June 2021 (closed)	NYMEX WTI	150	51.68
July 2021 (closed)	NYMEX WTI	150	52.71
August - September 2021	NYMEX WTI	150	52.71
January - March 2022	NYMEX WTI	140	65.58
April - June 2022	NYMEX WTI	140	65.62
July - September 2022	NYMEX WTI	100	64.98
October - December 2022	NYMEX WTI	40	63.71

Crude Oil Basis Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MBbld)	Weighted Average Price Differential ($/Bbl)
February 2021 (closed)	NYMEX WTI Roll Differential (1)	30	$0.11
March - August 2021 (closed)	NYMEX WTI Roll Differential (1)	125	0.17
September - December 2021	NYMEX WTI Roll Differential (1)	125	0.17
January - December 2022	NYMEX WTI Roll Differential (1)	125	0.15

(1)    This settlement index is used to fix the differential in pricing between the NYMEX calendar month average and the physical crude oil delivery month.

NGL Financial Price Swap Contracts
		Contracts Sold
Period	Settlement Index	Volume (MBbld)	Weighted Average Price ($/Bbl)
January - July 2021 (closed)	Mont Belvieu Propane (non-Tet)	15	$29.44
August - December 2021	Mont Belvieu Propane (non-Tet)	15	29.44

Natural Gas Financial Price Swap Contracts
		Contracts Sold		Contracts Purchased
Period	Settlement Index	Volume (MMBtud in thousands)	Weighted Average Price ($/MMBtu)	Volume (MMBtud in thousands)	Weighted Average Price ($/MMBtu)
January - March 2021 (closed)	NYMEX Henry Hub	500	$2.99	500	$2.43
April - August 2021 (closed)	NYMEX Henry Hub	500	2.99	570	2.81
September 2021	NYMEX Henry Hub	500	2.99	570	2.81
October - December 2021	NYMEX Henry Hub	500	2.99	500	2.83
January - December 2022 (closed) (1)	NYMEX Henry Hub	20	2.75	—	—
January - December 2022	NYMEX Henry Hub	100	2.93	—	—
January - December 2023	NYMEX Henry Hub	100	2.93	—	—
January - December 2024	NYMEX Henry Hub	100	2.93	—	—
January - December 2025	NYMEX Henry Hub	100	2.93	—	—
April - August 2021 (closed)	JKM	70	6.65	—	—
September 2021	JKM	70	6.65	—	—

(1)    In January 2021, EOG executed the early termination provision granting EOG the right to terminate all of its 2022 natural gas price swap contracts which were open at that time. EOG received net cash of $0.6 million for the settlement of these contracts.

Glossary:
$/Bbl	Dollars per barrel
$/MMBtu	Dollars per million British Thermal Units
Bbl	Barrel
EOG	EOG Resources, Inc.
JKM	Japan Korea Marker
MBbld	Thousand barrels per day
MMBtu	Million British Thermal Units
MMBtud	Million British Thermal Units per day
NGL	Natural Gas Liquids
NYMEX	New York Mercantile Exchange
WTI	West Texas Intermediate

Direct After-Tax Rate of Return

The calculation of EOG's direct after-tax rate of return (ATROR) with respect to EOG's capital expenditure program for a particular play or well is based on the estimated recoverable reserves ("net" to EOG’s interest) for all wells in such play or such well (as the case may be), the estimated net present value (NPV) of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and EOG's direct net costs incurred in drilling or acquiring (as the case may be) such wells or well (as the case may be). As such, EOG's direct ATROR with respect to our capital expenditures for a particular play or well cannot be calculated from our consolidated financial statements.

Direct ATROR
Based on Cash Flow and Time Value of Money
- Estimated future commodity prices and operating costs
- Costs incurred to drill, complete and equip a well, including wellsite facilities and flowback
Excludes Indirect Capital
- Gathering and Processing and other Midstream
- Land, Seismic, Geological and Geophysical
- Offsite Production Facilities

Payback ~12 Months on 100% Direct ATROR Wells
First Five Years ~1/2 Estimated Ultimate Recovery Produced but ~3/4 of NPV Captured

Return on Equity / Return on Capital Employed
Based on GAAP Accrual Accounting
Includes All Indirect Capital and Growth Capital for Infrastructure
- Eagle Ford, Bakken, Permian and Powder River Basin Facilities
- Gathering and Processing
Includes Legacy Gas Capital and Capital from Mature Wells

ROCE & ROE
In millions of USD, except ratio data (Unaudited)

The following tables reconcile Interest Expense, Net (GAAP), Net Income (Loss) (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Adjusted Net Income (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) and Return on Equity (ROE) calculations. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Adjusted Net Income, Net Debt and Total Capitalization (Non-GAAP) in their ROCE and ROE calculations. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	Trailing 12 Months 2Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020

Interest Expense, Net (GAAP)	198	45	47	53	53
Tax Benefit Imputed (based on 21%)	(41)	(9)	(10)	(11)	(11)
After-Tax Net Interest Expense (Non-GAAP) - (a)	157	36	37	42	42

Net Income (Loss) (GAAP) - (b)	1,879	907	677	337	(42)
Adjustments to Net Income (Loss), Net of Tax (See Below Detail) (1)	742	105	269	74	294
Adjusted Net Income (Non-GAAP) - (c)	2,621	1,012	946	411	252

Total Stockholders' Equity - (d)	20,881	20,881	20,762	20,302	20,148	20,388

Average Total Stockholders' Equity * - (e)	20,635

Current and Long-Term Debt (GAAP) - (f)	5,125	5,125	5,133	5,816	5,721	5,724
Less: Cash	(3,880)	(3,880)	(3,388)	(3,329)	(3,066)	(2,417)
Net Debt (Non-GAAP) - (g)	1,245	1,245	1,745	2,487	2,655	3,307

Total Capitalization (GAAP) - (d) + (f)	26,006	26,006	25,895	26,118	25,869	26,112

Total Capitalization (Non-GAAP) - (d) + (g)	22,126	22,126	22,507	22,789	22,803	23,695

Average Total Capitalization (Non-GAAP) * - (h)	22,911

Return on Capital Employed (ROCE)
GAAP Net Income (Loss) - [(a) + (b)] / (h)	8.9%
Non-GAAP Adjusted Net Income - [(a) + (c)] / (h)	12.1%

Return on Equity (ROE)
GAAP Net Income (Loss) - (b) / (e)	9.1%
Non-GAAP Adjusted Net Income - (c) / (e)	12.7%

* Average for the beginning and ending trailing 12 month period.

(1) Detail of adjustments to Net Income (Loss) (GAAP):
	Before Tax	Income Tax Impact	After Tax
Q2 2021
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	234	(51)	183
Add: Impairments of Certain Assets	1	—	1
Less: Net Gains on Asset Dispositions	(51)	17	(34)
Less: Tax Benefits Related to Exiting Canada Operations	—	(45)	(45)
Total	184	(79)	105

Q1 2021
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	337	(74)	263
Add: Impairments of Certain Assets	1	—	1
Add: Net Losses on Asset Dispositions	6	(1)	5
Total	344	(75)	269

Q4 2020
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	2	(1)	1
Add: Impairments of Certain Assets	86	(18)	68
Add: Net Losses on Asset Dispositions	6	(1)	5
Total	94	(20)	74

Q3 2020
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	279	(60)	219
Add: Impairments of Certain Assets	27	(7)	20
Add: Net Losses on Asset Dispositions	71	(16)	55
Total	377	(83)	294

ROCE & ROE (Continued)
In millions of USD, except ratio data (Unaudited)

	2020	2019	2018	2017

Interest Expense, Net (GAAP)	205	185	245
Tax Benefit Imputed (based on 21%)	(43)	(39)	(51)
After-Tax Net Interest Expense (Non-GAAP) - (a)	162	146	194

Net Income (Loss) (GAAP) - (b)	(605)	2,735	3,419
Adjustments to Net Income (Loss), Net of Tax (See Below Detail) (1)	1,455	158	(201)
Adjusted Net Income (Non-GAAP) - (c)	850	2,893	3,218

Total Stockholders' Equity - (d)	20,302	21,641	19,364	16,283

Average Total Stockholders' Equity * - (e)	20,972	20,503	17,824

Current and Long-Term Debt (GAAP) - (f)	5,816	5,175	6,083	6,387
Less: Cash	(3,329)	(2,028)	(1,556)	(834)
Net Debt (Non-GAAP) - (g)	2,487	3,147	4,527	5,553

Total Capitalization (GAAP) - (d) + (f)	26,118	26,816	25,447	22,670

Total Capitalization (Non-GAAP) - (d) + (g)	22,789	24,788	23,891	21,836

Average Total Capitalization (Non-GAAP) * - (h)	23,789	24,340	22,864

Return on Capital Employed (ROCE)
GAAP Net Income (Loss) - [(a) + (b)] / (h)	(1.9)%	11.8%	15.8%
Non-GAAP Adjusted Net Income - [(a) + (c)] / (h)	4.3%	12.5%	14.9%

Return on Equity (ROE)
GAAP Net Income (Loss) - (b) / (e)	(2.9)%	13.3%	19.2%
Non-GAAP Adjusted Net Income - (c) / (e)	4.1%	14.1%	18.1%

* Average for the current and immediately preceding year

(1) Detail of adjustments to Net Income (Loss) (GAAP):
	Before Tax	Income Tax Impact	After Tax
Year Ended December 31, 2020
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	(74)	16	(58)
Add: Impairments of Certain Assets	1,868	(392)	1,476
Add: Net Losses on Asset Dispositions	47	(10)	37
Total	1,841	(386)	1,455

Year Ended December 31, 2019
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	51	(11)	40
Add: Impairments of Certain Assets	275	(60)	215
Less: Net Gains on Asset Dispositions	(124)	27	(97)
Total	202	(44)	158

Year Ended December 31, 2018
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	(93)	20	(73)
Add: Impairments of Certain Assets	153	(34)	119
Less: Net Gains on Asset Dispositions	(175)	38	(137)
Less: Tax Reform Impact	—	(110)	(110)
Total	(115)	(86)	(201)

ROCE & ROE
In millions of USD, except ratio data (Unaudited)

The following tables reconcile Interest Expense, Net (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) and Return on Equity (ROE) calculations. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2017	2016	2015	2014	2013

Interest Expense, Net (GAAP)	274	282	237	201	235
Tax Benefit Imputed (based on 35%)	(96)	(99)	(83)	(70)	(82)
After-Tax Net Interest Expense (Non-GAAP) - (a)	178	183	154	131	153

Net Income (Loss) (GAAP) - (b)	2,583	(1,097)	(4,525)	2,915	2,197

Total Stockholders' Equity - (d)	16,283	13,982	12,943	17,713	15,418

Average Total Stockholders' Equity* - (e)	15,133	13,463	15,328	16,566	14,352

Current and Long-Term Debt (GAAP) - (f)	6,387	6,986	6,655	5,906	5,909
Less: Cash	(834)	(1,600)	(719)	(2,087)	(1,318)
Net Debt (Non-GAAP) - (g)	5,553	5,386	5,936	3,819	4,591

Total Capitalization (GAAP) - (d) + (f)	22,670	20,968	19,598	23,619	21,327

Total Capitalization (Non-GAAP) - (d) + (g)	21,836	19,368	18,879	21,532	20,009

Average Total Capitalization (Non-GAAP)* - (h)	20,602	19,124	20,206	20,771	19,365

Return on Capital Employed (ROCE)
GAAP Net Income (Loss) - [(a) + (b)] / (h)	13.4%	-4.8%	-21.6%	14.7%	12.1%

Return on Equity (ROE)
GAAP Net Income (Loss) - (b) / (e)	17.1%	-8.1%	-29.5%	17.6%	15.3%

* Average for the current and immediately preceding year

ROCE & ROE (Continued)
In millions of USD, except ratio data (Unaudited)

	2012	2011	2010	2009	2008

Interest Expense, Net (GAAP)	214	210	130	101	52
Tax Benefit Imputed (based on 35%)	(75)	(74)	(46)	(35)	(18)
After-Tax Net Interest Expense (Non-GAAP) - (a)	139	136	84	66	34

Net Income (GAAP) - (b)	570	1,091	161	547	2,437

Total Stockholders' Equity - (d)	13,285	12,641	10,232	9,998	9,015

Average Total Stockholders' Equity* - (e)	12,963	11,437	10,115	9,507	8,003

Current and Long-Term Debt (GAAP) - (f)	6,312	5,009	5,223	2,797	1,897
Less: Cash	(876)	(616)	(789)	(686)	(331)
Net Debt (Non-GAAP) - (g)	5,436	4,393	4,434	2,111	1,566

Total Capitalization (GAAP) - (d) + (f)	19,597	17,650	15,455	12,795	10,912

Total Capitalization (Non-GAAP) - (d) + (g)	18,721	17,034	14,666	12,109	10,581

Average Total Capitalization (Non-GAAP)* - (h)	17,878	15,850	13,388	11,345	9,351

Return on Capital Employed (ROCE)
GAAP Net Income - [(a) + (b)] / (h)	4.0%	7.7%	1.8%	5.4%	26.4%

Return on Equity (ROE)
GAAP Net Income - (b) / (e)	4.4%	9.5%	1.6%	5.8%	30.5%

* Average for the current and immediately preceding year

ROCE & ROE (Continued)
In millions of USD, except ratio data (Unaudited)

	2007	2006	2005	2004	2003

Interest Expense, Net (GAAP)	47	43	63	63	59
Tax Benefit Imputed (based on 35%)	(16)	(15)	(22)	(22)	(21)
After-Tax Net Interest Expense (Non-GAAP) - (a)	31	28	41	41	38

Net Income (GAAP) - (b)	1,090	1,300	1,260	625	430

Total Stockholders' Equity - (d)	6,990	5,600	4,316	2,945	2,223

Average Total Stockholders' Equity* - (e)	6,295	4,958	3,631	2,584	1,948

Current and Long-Term Debt (GAAP) - (f)	1,185	733	985	1,078	1,109
Less: Cash	(54)	(218)	(644)	(21)	(4)
Net Debt (Non-GAAP) - (g)	1,131	515	341	1,057	1,105

Total Capitalization (GAAP) - (d) + (f)	8,175	6,333	5,301	4,023	3,332

Total Capitalization (Non-GAAP) - (d) + (g)	8,121	6,115	4,657	4,002	3,328

Average Total Capitalization (Non-GAAP)* - (h)	7,118	5,386	4,330	3,665	3,068

Return on Capital Employed (ROCE)
GAAP Net Income - [(a) + (b)] / (h)	15.7%	24.7%	30.0%	18.2%	15.3%

Return on Equity (ROE)
GAAP Net Income - (b) / (e)	17.3%	26.2%	34.7%	24.2%	22.1%

* Average for the current and immediately preceding year

ROCE & ROE (Continued)
In millions of USD, except ratio data (Unaudited)

	2002	2001	2000	1999	1998

Interest Expense, Net (GAAP)	60	45	61	62
Tax Benefit Imputed (based on 35%)	(21)	(16)	(21)	(22)
After-Tax Net Interest Expense (Non-GAAP) - (a)	39	29	40	40

Net Income (GAAP) - (b)	87	399	397	569

Total Stockholders' Equity - (d)	1,672	1,643	1,381	1,130	1,280

Average Total Stockholders' Equity* - (e)	1,658	1,512	1,256	1,205

Current and Long-Term Debt (GAAP) - (f)	1,145	856	859	990	1,143
Less: Cash	(10)	(3)	(20)	(25)	(6)
Net Debt (Non-GAAP) - (g)	1,135	853	839	965	1,137

Total Capitalization (GAAP) - (d) + (f)	2,817	2,499	2,240	2,120	2,423

Total Capitalization (Non-GAAP) - (d) + (g)	2,807	2,496	2,220	2,095	2,417

Average Total Capitalization (Non-GAAP)* - (h)	2,652	2,358	2,158	2,256

Return on Capital Employed (ROCE)
GAAP Net Income - [(a) + (b)] / (h)	4.8%	18.2%	20.2%	27.0%

Return on Equity (ROE)
GAAP Net Income - (b) / (e)	5.2%	26.4%	31.6%	47.2%

* Average for the current and immediately preceding year

Revenues, Costs and Margins Per Barrel of Oil Equivalent
In millions of USD, except Boe and per Boe amounts (Unaudited)

EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who review certain components and/or groups of components of revenues, costs and/or margin per barrel of oil equivalent (Boe). Certain of these components are adjusted for non-recurring and certain other items, as further discussed below.

EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020

Volume - Million Barrels of Oil Equivalent - (a)	75.3	70.1	73.7	65.9	56.7

Total Operating Revenues and Other (b)	4,139	3,694	2,965	2,246	1,103
Total Operating Expenses (c)	2,968	2,762	2,477	2,249	2,190
Operating Income (Loss) (d)	1,171	932	488	(3)	(1,087)

Wellhead Revenues
Crude Oil and Condensate	2,699	2,251	1,711	1,395	615
Natural Gas Liquids	367	314	229	185	93
Natural Gas	404	625	302	184	141
Total Wellhead Revenues - (e)	3,470	3,190	2,242	1,764	849

Operating Costs
Lease and Well	270	270	261	227	245
Transportation Costs	214	202	195	180	152
Gathering and Processing Costs	128	139	119	115	97
General and Administrative	120	110	113	125	132
Taxes Other Than Income	239	215	114	126	81
Interest Expense, Net	45	47	53	53	54
Total Operating Cost (excluding DD&A and Total Exploration Costs) (f)	1,016	983	855	826	761

Depreciation, Depletion and Amortization (DD&A)	914	900	870	823	707

Total Operating Cost (excluding Total Exploration Costs) - (g)	1,930	1,883	1,725	1,649	1,468

Exploration Costs	35	33	41	38	27
Dry Hole Costs	13	11	—	13	—
Impairments	44	44	143	79	305
Total Exploration Costs (GAAP)	92	88	184	130	332
Less: Certain Impairments (1)	(1)	(1)	(86)	(27)	(239)
Total Exploration Costs (Non-GAAP)	91	87	98	103	93

Total Operating Cost (including Total Exploration Costs (GAAP)) - (h)	2,022	1,971	1,909	1,779	1,800
Total Operating Cost (including Total Exploration Costs (Non-GAAP)) - (i)	2,021	1,970	1,823	1,752	1,561

Total Wellhead Revenues less Total Operating Cost (including Total Exploration Costs (GAAP))	1,448	1,219	333	(15)	(951)
Total Wellhead Revenues less Total Operating Cost (including Total Exploration Costs (Non-GAAP))	1,449	1,220	419	12	(712)

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)

	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020

Per Barrel of Oil Equivalent (Boe) Calculations (GAAP)

Composite Average Operating Revenues and Other per Boe - (b) / (a)	54.97	52.70	40.23	34.08	19.45
Composite Average Operating Expenses per Boe - (c) / (a)	39.42	39.40	33.61	34.13	38.62
Composite Average Operating Income (Loss) per Boe - (d) / (a)	15.55	13.30	6.62	(0.05)	(19.17)

Composite Average Wellhead Revenue per Boe - (e) / (a)	46.07	45.49	30.39	26.77	14.99

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (f) / (a)	13.48	14.02	11.60	12.56	13.40

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (f) / (a)]	32.59	31.47	18.79	14.21	1.59

Total Operating Cost per Boe (excluding Total Exploration Costs) - (g) / (a)	25.61	26.86	23.41	25.05	25.86

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (g) / (a)]	20.46	18.63	6.98	1.72	(10.87)

Total Operating Cost per Boe (including Total Exploration Costs) - (h) / (a)	26.85	28.12	25.90	27.00	31.75

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (h) / (a)]	19.22	17.37	4.49	(0.23)	(16.76)

Per Barrel of Oil Equivalent (Boe) Calculations (Non-GAAP)

Total Operating Cost per Boe (including Total Exploration Costs) - (i) / (a)	26.82	28.11	24.72	26.62	27.51

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (i) / (a)]	19.25	17.38	5.67	0.15	(12.52)

(1) In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total exploration costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG’s control (versus, for example, impairments that are due to EOG’s proved oil and gas properties not being as productive as it originally estimated).

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)

	2020	2019	2018	2017

Volume - Million Barrels of Oil Equivalent - (a)	275.9	298.6	262.5	222.3

Total Operating Revenues and Other (b)	11,032	17,380	17,275	11,208
Total Operating Expenses (c)	11,576	13,681	12,806	10,282
Operating Income (Loss) (d)	(544)	3,699	4,469	926

Wellhead Revenues
Crude Oil and Condensate	5,786	9,613	9,517	6,256
Natural Gas Liquids	668	785	1,128	730
Natural Gas	837	1,184	1,302	922
Total Wellhead Revenues - (e)	7,291	11,582	11,947	7,908

Operating Costs
Lease and Well	1,063	1,367	1,283	1,045
Transportation Costs	735	758	747	740
Gathering and Processing Costs	459	479	437	149
General and Administrative (GAAP)	484	489	427	434
Less: Legal Settlement - Early Leasehold Termination	—	—	—	(10)
Less: Joint Venture Transaction Costs	—	—	—	(3)
Less: Joint Interest Billings Deemed Uncollectible	—	—	—	(5)
General and Administrative (Non-GAAP) (1)	484	489	427	416
Taxes Other Than Income	478	800	772	545
Interest Expense, Net	205	185	245	274
Total Operating Cost (GAAP) (excluding DD&A and Total Exploration Costs) - (f)	3,424	4,078	3,911	3,187
Total Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (g)	3,424	4,078	3,911	3,169

Depreciation, Depletion and Amortization (DD&A)	3,400	3,750	3,435	3,409

Total Operating Cost (GAAP) (excluding Total Exploration Costs) - (h)	6,824	7,828	7,346	6,596
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (i)	6,824	7,828	7,346	6,578

Exploration Costs	146	140	149	145
Dry Hole Costs	13	28	5	5
Impairments	2,100	518	347	479
Total Exploration Costs (GAAP)	2,259	686	501	629
Less: Certain Impairments (2)	(1,868)	(275)	(153)	(261)
Total Exploration Costs (Non-GAAP)	391	411	348	368

Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP)) - (j)	9,083	8,514	7,847	7,225
Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP)) - (k)	7,215	8,239	7,694	6,946

Total Wellhead Revenues less Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP))	(1,792)	3,068	4,100	683
Total Wellhead Revenues less Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP))	76	3,343	4,253	962

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)
	2020	2019	2018	2017

Per Barrel of Oil Equivalent (Boe) Calculations (GAAP)

Composite Average Operating Revenues and Other per Boe - (b) / (a)	39.99	58.20	65.81	50.42
Composite Average Operating Expenses per Boe - (c) / (a)	41.96	45.81	48.79	46.25
Composite Average Operating Income (Loss) per Boe - (d) / (a)	(1.97)	12.39	17.02	4.17

Composite Average Wellhead Revenue per Boe - (e) / (a)	26.42	38.79	45.51	35.58

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (f) / (a)	12.39	13.66	14.90	14.34

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (f) / (a)]	14.03	25.13	30.61	21.24

Total Operating Cost per Boe (excluding Total Exploration Costs) - (h) / (a)	24.71	26.22	27.99	29.67

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (h) / (a)]	1.71	12.57	17.52	5.91

Total Operating Cost per Boe (including Total Exploration Costs) - (j) / (a)	32.92	28.51	29.89	32.50

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (j) / (a)]	(6.50)	10.28	15.62	3.08

Per Barrel of Oil Equivalent (Boe) Calculations (Non-GAAP)

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (g) / (a)	12.39	13.66	14.90	14.25

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (g) / (a)]	14.03	25.13	30.61	21.33

Total Operating Cost per Boe (excluding Total Exploration Costs) - (i) / (a)	24.71	26.22	27.99	29.59

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (i) / (a)]	1.71	12.57	17.52	5.99

Total Operating Cost per Boe (including Total Exploration Costs) - (k) / (a)	26.13	27.60	29.32	31.24

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (k) / (a)]	0.29	11.19	16.19	4.34

(1) EOG believes excluding the above-referenced items from general and administrative expense is appropriate and provides useful information to investors, as EOG views such items as non-recurring.
(2) In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total exploration costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG’s control (versus, for example, impairments that are due to EOG’s proved oil and gas properties not being as productive as it originally estimated).

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)

	2016	2015	2014

Volume - Million Barrels of Oil Equivalent - (a)	205.0	208.9	217.1

Total Operating Revenues and Other (b)	7,651	8,757	18,035
Total Operating Expenses (c)	8,876	15,443	12,793
Operating Income (Loss) (d)	(1,225)	(6,686)	5,242

Wellhead Revenues
Crude Oil and Condensate	4,317	4,935	9,742
Natural Gas Liquids	437	408	934
Natural Gas	742	1,061	1,916
Total Wellhead Revenues - (e)	5,496	6,404	12,592

Operating Costs
Lease and Well	927	1,182	1,416
Transportation Costs	764	849	972
Gathering and Processing Costs	123	146	146
General and Administrative (GAAP)	395	367	402
Less: Voluntary Retirement Expense	(42)	—	—
Less: Acquisition Costs	(5)	—	—
Less: Legal Settlement - Early Leasehold Termination	—	(19)	—
General and Administrative (Non-GAAP) (1)	348	348	402
Taxes Other Than Income	350	422	758
Interest Expense, Net	282	237	201
Total Operating Cost (GAAP) (excluding DD&A and Total Exploration Costs) - (f)	2,841	3,203	3,895
Total Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (g)	2,794	3,184	3,895

Depreciation, Depletion and Amortization (DD&A)	3,553	3,314	3,997

Total Operating Cost (GAAP) (excluding Total Exploration Costs) - (h)	6,394	6,517	7,892
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (i)	6,347	6,498	7,892

Exploration Costs	125	149	184
Dry Hole Costs	11	15	48
Impairments	620	6,614	744
Total Exploration Costs (GAAP)	756	6,778	976
Less: Certain Impairments (2)	(321)	(6,308)	(824)
Total Exploration Costs (Non-GAAP)	435	470	152

Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP)) - (j)	7,150	13,295	8,868
Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP)) - (k)	6,782	6,968	8,044

Total Wellhead Revenues less Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP))	(1,654)	(6,891)	3,724
Total Wellhead Revenues less Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP))	(1,286)	(564)	4,548

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)
	2016	2015	2014

Per Barrel of Oil Equivalent (Boe) Calculations (GAAP)

Composite Average Operating Revenues and Other per Boe - (b) / (a)	37.32	41.92	83.07
Composite Average Operating Expenses per Boe - (c) / (a)	43.30	73.93	58.92
Composite Average Operating Income (Loss) per Boe - (d) / (a)	(5.98)	(32.01)	24.15

Composite Average Wellhead Revenue per Boe - (e) / (a)	26.82	30.66	58.01

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (f) / (a)	13.86	15.33	17.95

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (f) / (a)]	12.96	15.33	40.06

Total Operating Cost per Boe (excluding Total Exploration Costs) - (h) / (a)	31.19	31.20	36.38

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (h) / (a)]	(4.37)	(0.54)	21.63

Total Operating Cost per Boe (including Total Exploration Costs) - (j) / (a)	34.88	63.64	40.85

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (j) / (a)]	(8.06)	(32.98)	17.16

Per Barrel of Oil Equivalent (Boe) Calculations (Non-GAAP)

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (g) / (a)	13.64	15.25	17.95

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (g) / (a)]	13.18	15.41	40.06

Total Operating Cost per Boe (excluding Total Exploration Costs) - (i) / (a)	30.98	31.11	36.38

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (i) / (a)]	(4.16)	(0.45)	21.63

Total Operating Cost per Boe (including Total Exploration Costs) - (k) / (a)	33.10	33.36	37.08

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (k) / (a)]	(6.28)	(2.70)	20.93

(1) EOG believes excluding the above-referenced items from general and administrative expense is appropriate and provides useful information to investors, as EOG views such items as non-recurring.
(2) In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total exploration costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG’s control (versus, for example, impairments that are due to EOG’s proved oil and gas properties not being as productive as it originally estimated).